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                                                                    EXHIBIT 4.26

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                            CREDIT FACILITY AMENDMENT
                        (AFFILIATE BORROWING AMENDMENTS)
                             (Dated: July 14, 2005)

                                    BETWEEN:

                        ---------------------------------

                               TELVENT CANADA LTD.

                                     - AND -

        LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA
                                     BRANCH

                        ---------------------------------

                                BAKER & MCKENZIE
                                   SUITE 2600
                             255 - 5TH AVENUE S.W.
                                CALGARY, ALBERTA
                                     T2P 3G6

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                                TABLE OF CONTENTS

                                             ARTICLE 1.
INTERPRETATION................................................................................     Page 1
    SECTION 1.1  DEFINITIONS .................................................................     Page 1
    SECTION 1.2  EFFECTIVE DATE OF AMENDMENTS MADE HEREBY ....................................     Page 2

                                             ARTICLE 2.
AMENDMENT TO DEFINED TERMS ...................................................................     Page 2
    SECTION 2.1  AMENDMENTS TO DEFINITIONS IN THE CREDIT AGREEMENT ...........................     Page 2
    SECTION 2.2  ADDITIONS TO CREDIT AGREEMENT DEFINITIONS ...................................     Page 3

                                             ARTICLE 3.
AMENDMENT TO EXCESS CASH FLOW MANDATORY REPAYMENT OBLIGATIONS ................................     Page 3
    SECTION 3.1  AMENDMENTS TO SECTION 11.4(B) ...............................................     Page 3

                                             ARTICLE 4.
MODIFICATION OF COVENANT .....................................................................     Page 3
    SECTION 4.1  MODIFICATION OF EXCESS CASH FLOW MANDATORY REPAYMENT FOR 2004 FISCAL YEAR ...     Page 3

                                             ARTICLE 5.
AMENDMENT TO NEGATIVE COVENANTS ..............................................................     Page 4

                                             ARTICLE 6.
CREDIT AGREEMENT IF FULL FORCE................................................................     Page 5
    SECTION 6.1  CREDIT AGREEMENT OTHERWISE UNAMENDED ........................................     Page 5
    SECTION 6.2  AMENDMENT PURSUANT TO CREDIT AGREEMENT ......................................     Page 5

                                             ARTICLE 7.
MISCELLANEOUS ................................................................................     Page 5
    SECTION 7.1  GOVERNING LAW ...............................................................     Page 5
    SECTION 7.2  CONSENT TO JURISDICTION .....................................................     Page 5
    SECTION 7.3  BENEFIT OF THE AGREEMENT ....................................................     Page 6
    SECTION 7.4  SEVERABILITY ................................................................     Page 6
    SECTION 7.5  AMENDMENTS AND WAIVERS ......................................................     Page 6
    SECTION 7.6  BINDING EFFECT ..............................................................     Page 6
    SECTION 7.7  TIME OF THE ESSENCE .........................................................     Page 6
    SECTION 7.8  COUNTERPARTS ................................................................     Page 6

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                       CREDIT FACILITY AMENDING AGREEMENT
                        (AFFILIATE BORROWING AMENDMENTS)

      THIS AGREEMENT MADE as of July 14, 2005.

BETWEEN:

            TELVENT CANADA LTD., a Corporation, incorporated under the Laws of Canada, and having an office in the City of Calgary in the Province of Alberta (herein referred to as the "Borrower")

                                                              OF THE FIRST PART

                                     - and -

            LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH, a Canadian Branch of a Foreign Bank, under the Bank Act (Canada), and having an office in the City of Toronto in the Province of Ontario (herein referred to as the "Bank")

                                                              OF THE SECOND PART

      WHEREAS the Borrower and the Bank entered into the Credit Agreement;

      AND WHEREAS the Borrower and the Bank wish to amend the Credit Agreement to provide for certain amendments to the rights of the Borrower under the Credit Agreement.

      NOW THEREFORE, in consideration of the terms, covenants, conditions and provisions hereof, given or made by each party hereto, to or in favor of all or any of the other parties hereto, and other good and valuable consideration (receipt and sufficiency whereof is hereby acknowledged by each party receiving the same) the parties hereto mutually covenant and agree as follows.

                                   ARTICLE 1.
                                 INTERPRETATION

      SECTION 1.1 DEFINITIONS

      In this Agreement, capitalized expressions used herein shall have the meanings given them in the Credit Agreement, and in this Agreement, unless something in the subject matter or context is inconsistent therewith:

"CREDIT AGREEMENT" means the credit agreement dated May 2, 2003 between the Borrower and the Bank, as amended on May 12, 2003, June 29, 2004 and September 30, 2004 and as the same may be amended from time to time.

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                                                                          Page 2

      SECTION 1.2 EFFECTIVE DATE OF AMENDMENTS MADE HEREBY

      All of the amendments, replacements and changes to the Credit Agreement made by this Agreement shall be effective as of 8:00 am, Mountain Daylight time, on July 14, 2005.

                                   ARTICLE 2.
                           AMENDMENT TO DEFINED TERMS

      SECTION 2.1 AMENDMENTS To DEFINITIONS IN THE CREDIT AGREEMENT

       2.1.1 The definition of "Affiliate" in Section 1.1 of the Credit Agreement is hereby amended by replacing that Section with the following:

      "AFFILIATE" of a Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such Person and, for the purpose of this definition, a Person possessing, directly or indirectly:

            (a) greater than 30% of all of the voting securities of another Person which is a publicly listed corporation, or

            (b) greater than 50% of all of the voting securities of another Person which is a corporation which is not publicly listed, or

            (c) has the right to direct, or cause the direction of, the management and policies of another Person by contract, or otherwise,

      is deemed to control such other Person.

       2.1.2 The definition of "Borrowed Funds" in Section 1.1 of the Credit Agreement is hereby amended by replacing that Section with the following:

      "BORROWED FUNDS" means with respect to the Borrower and its Subsidiaries, without duplication, Indebtedness consisting of:

       (a) obligations for borrowed money, including, without limitation, subordinated indebtedness,

       (b) obligations representing the deferred purchase price of property or services rendered, including, without limitation earn-outs and other similar forms of contingent purchase prices (but excluding accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),

       (c) obligations, whether or not assumed, secured by Liens or payable out of the revenues from property or assets now or hereafter owned or acquired by such Person,

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                                                                          Page 3

       (d) obligations which are evidenced by notes, acceptances, other instruments or drafts drawn pursuant to a corresponding letter of credit or letter of guarantee,

       (e)    Capitalized Lease Obligations, and

       (f)    all amounts in respect of Telvent Affiliate Indebtedness.

      SECTION 2.2 ADDITIONS To CREDIT AGREEMENT DEFINITIONS

      Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms:

      "TELVENT AFFILIATE" means an Affiliate of the Borrower which is not a Subsidiary of the Borrower.

      "TELVENT AFFILIATE INDEBTEDNESS" means Indebtedness arising out of loans or other advances from a Telvent Affiliate to Telvent in accordance with
      Section 14.4.13 of this Agreement.

                                   ARTICLE 3.
          AMENDMENT TO EXCESS CASH FLOW MANDATORY REPAYMENT OBLIGATIONS

      SECTION 3.1 AMENDMENTS To SECTION 11.4(B)

      The Credit Agreement is hereby amended by replacing Section 11.4(b) therewith the following:

      "(b) an amount equal to 50% of the Excess Cash Flow for each fiscal year of the Borrower, if such Excess Cash Flow is greater than $250,000 for such fiscal year, such payment to be made within 90 days after such fiscal year end;"

                                   ARTICLE 4.
                            MODIFICATION OF COVENANT

      SECTION 4.1 MODIFICATION OF EXCESS CASH FLOW MANDATORY REPAYMENT FOR 2004
                  FISCAL YEAR

      The Bank hereby does not require performance of the covenant of the Borrower under Section 11.4(b) of the Credit Agreement with respect to the payment of Excess Cash in reduction of the principal amount of the Loans outstanding in respect of Facility B in respect of Telvent's 2004 fiscal year.

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                                                                          Page 4

                                   ARTICLE 5.
                         AMENDMENT TO NEGATIVE COVENANTS

5.1.1 The Credit Agreement is hereby amended by:

      (a)   deleting the word "and" from the end of subsection 14.4.10(e), and

      (b) replacing the period at the end of subsection 14.4.10(f) with a semi-colon and the word "and", and

      (c)   adding subsection (g) to Section 14.4.10, as follows:

"(g) subject to the terms of Section 14.4.13, Telvent Affiliate Indebtedness, provided that in the event Telvent shall be in default hereunder, such Telvent Affiliate Indebtedness shall be expressly subordinate to the payment in full in cash of the Obligations on terms satisfactory to the Bank."

5.1.2 The Credit Agreement is hereby amended by adding Section 14.4.13, as follows:

14.4.13 Investments in Telvent Affiliates - The Borrower shall not make any Investment in any Telvent Affiliate.

5.1.3 The Credit Agreement is hereby amended by adding Section 14.4.14, as follows:

14.4.14 Telvent Affiliate Indebtedness - Provided that it is not then in default hereunder, Telvent shall be permitted to borrow from time to time from all or any of the Telvent Affiliates, amounts in respect of the Telvent Affiliate Indebtedness, provided that the following conditions shall apply to each such borrowing, and Telvent covenants agrees that all such Telvent Affiliate Indebtedness shall be on terms and conditions as follows:

        (a) the maximum aggregate amount outstanding as Telvent Affiliate Indebtedness shall not exceed US $4,000,000 at any time;

        (b) no Lien shall be created or granted by Telvent or its Subsidiaries in favor of any Person to secure the repayment of the Telvent Affiliate Indebtedness;

        (c) the proceeds of Telvent Affiliate Indebtedness shall only be added to Telvent's working capital, used to repay existing Telvent Affiliate Indebtedness or used to repay the Obligations hereunder; and

        (d) all Telvent Affiliate Indebtedness shall be evidenced by one or more promissory notes which provide that if any acceleration of the Obligations under this Agreement shall occur, the obligations under such promissory note shall immediately become subordinated thereto without any election or action on the part of the holder of such note or the Bank.

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                                                                          Page 5

      5.1.4 The Credit Agreement is hereby amended by adding Section 14.4.15, as follows:

      14.4.15 Transactions with Telvent Affiliates - The Borrower will not, nor will it permit any Subsidiary to enter into or permit to exist any financial agreement or arrangement with any Telvent Affiliate unless such agreement or arrangement is on terms and conditions normal and customary for like agreements or arrangements with Persons that are not Telvent Affiliates or pursuant to any transaction required or expressly permitted by this Agreement.

                                   ARTICLE 6.
                         CREDIT AGREEMENT IF FULL FORCE

      SECTION 6.1 CREDIT AGREEMENT OTHERWISE UNAMENDED

      Except as specifically herein provided, the Credit Agreement remains unamended and in full force and effect as at the date hereof.

      SECTION 6.2 AMENDMENT PURSUANT TO CREDIT AGREEMENT

      This Agreement constitutes an amendment within the meaning of Section
18.10 of the Credit Agreement.

                                   ARTICLE 7.
                                  MISCELLANEOUS

      SECTION 7.1 GOVERNING LAW

      This Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada therein applicable to contracts made in and to be wholly performed in such Province, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found.

      SECTION 7.2 CONSENT TO JURISDICTION

      7.2.1 The Borrower hereby irrevocably submits to the jurisdiction of any Alberta court sitting in Calgary in any action or proceeding arising out of or relating to this Agreement and the Security Documents and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Alberta court. The Borrower hereby consents to service upon it at its address set out in Section 18.2 of the Credit Agreement of copies of the statement of claim and any process issued in respect of any such action or proceeding. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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                                                                          Page 6

      7.2.2 Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

      SECTION 7.3 BENEFIT OF THE AGREEMENT

      This Agreement shall enure to the benefit of and be binding upon the Borrower and the Bank, and their respective successors and permitted assigns.

      SECTION 7.4 SEVERABILITY

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 7.5 AMENDMENTS AND WAIVERS

      Except as otherwise specifically provided herein, any provision of this Agreement may be amended only by the Borrower and the Bank in writing and may be waived only if the Bank so agrees in writing. Any such waiver and any consent by the Bank under any provision of this Agreement may be given subject to any conditions thought fit by the Bank. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

      SECTION 7.6 BINDING EFFECT

      This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and enure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower shall not assign its rights and obligations hereunder or any interest herein without the prior consent of all the Bank.

      SECTION 7.7 TIME OF THE ESSENCE

      Time shall be of the essence of this Agreement.

      SECTION 7.8 COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


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                                                                          Page 7

      IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date first above written.

TELVENT CANADA LTD.                   LASALLE BUSINESS CREDIT, A DIVISION OF ABN
                                      AMRO BANK N.V., CANADA BRANCH


By: /s/ Steve Aasen                   By: /s/ James Bruce
    --------------------------            -------------------------------------
Name: Steve Aasen                     Name: James Bruce

Title: CFO Telvent Canada Ltd.        Title:
                                            ___________________________________


By: /s/ Cameron Demcoe                By: /s/ Darcy Mack
    --------------------------            -------------------------------------
Name: Cameron G. Demcoe               Name: Darcy Mack

Title: Corporate Secretary            Title: V.P. Asset Based Lending